EXHIBIT 99.1

 Schlotzsky's Inc. Announces Fourth Quarter and Year End Results for
                                 2003

    AUSTIN, Texas--(BUSINESS WIRE)--March 30, 2004--Schlotzsky's Inc. (Nasdaq:BUNZ) today reported consolidated fourth quarter and year-end results for 2003 that reflected declines in its franchise system due primarily to weaknesses in individual franchise businesses affected by the economy and by increased direct competition in their trade areas. Company-operated restaurants generated improved results in the fourth quarter compared to prior quarters in 2003. In addition, the Company significantly reduced its General and Administrative expenses for the fourth quarter.
    For the year Schlotzsky's recorded charges of $2.9 million for reserves against loans made to franchisees and licensees in prior years, incurred depreciation and amortization expense of $5.2 million, and in the fourth quarter reserved $4.9 million in deferred tax assets. These non-cash charges, coupled with expenses of $0.9 million for payments on guarantees on loans and leases for franchisees and a net expense of $1.4 million in the write-off of previously capitalized finance costs, contributed to a net loss of $11,749,000 for the year ended Dec. 31, 2003, or $1.60 per diluted share. The Company reported a net loss of $5,639,000 for the fourth quarter, or $0.76 per diluted share. Total revenue for the year was $56,178,000 compared to $60,546,000 for 2002.
    The Company and its franchise system are in the midst of an important evolution of its restaurant concept from Schlotzsky's long-standing deli format to a Sandwich Cafe and Bakery concept (originally referred to as Concept 2005). To date, approximately 43% of Schlotzsky's restaurants have committed voluntarily to make the transition. The Company estimates that it is in commitment conversations with an additional 31% of its franchise system. Customer response to the Sandwich Cafe menu and reimage has been very enthusiastic in early-adopter Company-operated restaurants and franchise-owned restaurants.
    With the introduction of the Sandwich Cafe and Bakery concept, the Company has also re-launched its franchise licensing program. Since the beginning of the fourth quarter to date, the Company has signed 14 new domestic licensing agreements and 12 transfers, compared to three new domestic licensing agreements (not including a Company-operated restaurant) and eight transfers in the first nine months of 2003.

    The 2003 fourth quarter highlights include the following:

    -- Company-operated restaurants showed improved financial results with revenue of $8,461,000 and restaurant operating expenses of $7,587,000 for the quarter, contributing $872,000 to the Company's results for the quarter. The fourth quarter reflects an extra holiday week and a store count decrease from 39 restaurants in the third quarter to 37 in the fourth quarter. The fourth quarter results compare to $7,937,000 of revenue and $7,874,000 of restaurant operating expenses in the third quarter of 2003, contributing $64,000 to the Company's results in the third quarter.

    -- General and Administrative ("G&A") expenses were reduced in total to $5.2 million compared to $7.1 million for the prior quarter and $5.3 million for the fourth quarter of 2002. G&A for the quarter included a non-cash charge of $1.3 million for impairment of notes receivable and a charge of $0.4 million to reserve for royalty receivables. Operating G&A for the quarter consisted of $1.8 million in salaries and benefits and $1.6 million in programs for a total of $3.4 million, compared to third quarter expenses of $2.6 million for salaries and benefits and $2.2 million for programs. The G&A reduction began to take effect as a result of actions taken beginning in July 2003, including a reduction in force.

    --  The Company modified its largest note payable, with NS
        Associates I Ltd., in the quarter to effect the following changes:

        -- reduced the interest rate from 8% to 3% for 12 months, after which the rate will fluctuate at four points over prime;

        -- reduced monthly payments from $520,00 to $120,000 for 12 months, with monthly payments to increase to $420,000 in December 2004;

        -- extended the maturity date from June 15, 2005, to Dec. 15, 2006.

        During the course of 2003, the Company paid down this debt from $21,790,000 to $18,012,000.

    -- President and Chief Executive Officer John C. Wooley and Senior Vice President Jeffrey J. Wooley loaned $2.5 million to the Company secured by a first lien on the Company's trademark, intellectual property and contract rights associated with the franchise and brand license agreements. In conjunction with modification of the NS Associates loan, they agreed to subordinate their loan to the NS loan and to a senior debt facility of up to $3 million to be secured by a first lien on the trademark, intellectual property and contract rights.

    -- The Company sold $980,000 of excess real estate in the quarter, and $2.7 million during all of 2003.

    -- Since Oct. 1, 2003, the Company has re-launched its franchise licensing program with the Sandwich Cafe and Bakery series of designs for new restaurants. The Company reports a continued strong flow of inquiries through its franchise licensing Internet initiatives. All of the newly licensed restaurants and transfers are committed to the Sandwich Cafe concept.

    "We have reduced our operating G&A to 1998 levels, while delivering the Sandwich Cafe concept that we believe is creating momentum systemwide. Our Company-operated restaurants are performing very well, and we are gaining traction in our franchise licensing. Now we need to improve our royalty revenue by increasing sales in our franchise system, accelerating the evolution to the Sandwich Cafe concept, and adding new franchise restaurants to our system," reported John Wooley.
    Schlotzsky's will conduct a conference call regarding information included in this press release and related matters at 3:30 p.m. Central Time on Wednesday, March 31, 2004. The conference call will be available for analysts and institutional investors at 800-341-2319, PIN 4120. The conference call will be available simultaneously, and in its entirety, to all interested investors and news media through a webcast at www.schlotzskys.com.

    _____________________________

    Schlotzsky's Inc., founded in Austin, Texas, in 1971, through its wholly owned subsidiaries, is a franchisor and operator of restaurants in the fast casual sector. As of Dec. 31, 2003, there were 561
Schlotzsky's(R) restaurants open and operating in 37 states, the District of Columbia and six foreign countries. Visit www.schlotzskys.com or for more information.

    This press release may contain statements deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act. Any statements that are not statements of historical fact may be deemed forward-looking statements. Forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Forward-looking statements may include, without limitation, statements concerning business, financial and growth strategies and objectives, costs and earnings projections, new restaurant development and assumptions relating to any of these statements. Factors that may influence forward-looking statements or cause actual results to differ materially from those described or anticipated by the forward-looking statements may include, without limitation, inability of the Company or our franchisees to obtain adequate financing, increased competition within the restaurant industry, continued viability of restaurants, inability to sell restaurants, failure to adequately motivate franchisees to remodel and reimage their restaurants and to fully implement the enhanced menu, failure to successfully recruit new franchisees, and stock volatility and illiquidity. Because of the risks and uncertainties related to these factors and the forward-looking statements, readers are cautioned not to place undue reliance on the forward-looking statements. There can be no assurance that any events or results described in any forward-looking statement will actually occur or be achieved. We undertake no obligation to publicly revise the forward-looking statements to reflect events or circumstances that arise after the date hereof or to reflect the occurrence of unanticipated events or circumstances. Readers should carefully review the risk factors described above and in other documents filed by the Company with the SEC. Readers are specifically directed to the discussion under "Risk Factors" in the Company's most recent Form 10-K.


                  SCHLOTZSKY'S INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (Unaudited)

                    Three Months Ended        Twelve Months Ended
                -------------------------- --------------------------
                  Dec. 31,      Dec. 31,     Dec. 31,      Dec. 31,
                    2003          2002         2003          2002
                ------------- ------------ ------------- ------------
Revenues
  Royalties       $4,050,937   $4,598,696   $16,616,612  $19,966,768
  Franchise fees          --       60,000        19,998      122,000
  Developer fees      36,639       51,305       168,062      230,740
  Restaurant
   sales           8,460,332    7,647,981    32,010,566   31,723,161
  Brands
   contribution    1,443,842    1,614,592     6,404,711    7,308,973
  Other fees and
   revenue           244,717      331,865       957,790    1,194,851
                ------------- ------------ ------------- ------------
     Total
      revenues    14,236,467   14,304,439    56,177,739   60,546,493
                ------------- ------------ ------------- ------------
Expenses
   Service costs:
    Royalties        524,845      724,933     2,462,542    3,974,638
    Franchise
     fees                 --       27,500            --       53,455
                ------------- ------------ ------------- ------------
                     524,845      752,433     2,462,542    4,028,093
                ------------- ------------ ------------- ------------
   Restaurant
    operations:
    Cost of sales  2,378,544    2,179,542     9,317,703    8,934,727
    Personnel and
     benefits      3,283,164    3,230,845    13,551,440   12,997,969
    Operating
     expenses      1,926,250    1,932,003     8,027,169    7,556,929
                ------------- ------------ ------------- ------------
                   7,587,958    7,342,390    30,896,312   29,489,625
                ------------- ------------ ------------- ------------
   Loss on
    investment          (300)      56,943       471,329      193,861
                ------------- -------------------------- ------------
   General and
    administrative 5,172,626    5,340,182    24,070,930   19,489,200
                ------------- -------------------------- ------------
   Depreciation
    and
    amortization   1,376,021    1,577,397     5,179,407    5,020,470
                ------------- ------------ ------------- ------------
     Total
      Expenses    14,661,150   15,069,345    63,080,520   58,221,249
                ------------- ------------ ------------- ------------
     Income (loss)
      from
      operations    (424,683)    (764,906)   (6,902,781)   2,325,244

Other
    Interest
     income           62,254      220,679       322,955      651,936
    Interest
     expense      (1,024,292)  (1,018,267)   (4,004,769)  (3,073,228)
                ------------- ------------ ------------- ------------
     Income (loss)
      before income
      taxes       (1,386,721)  (1,562,494)  (10,584,595)     (96,048)
    Provision
     (credit) for
     income taxes  4,252,000     (487,000)    1,164,000      103,000
                ------------- ------------ ------------- ------------

     Net income
      (loss)     ($5,638,721) ($1,075,494) ($11,748,595)   ($199,048)
                ============= ============ ============= ============

Earnings per
 common share --
 basic                ($0.76)      ($0.15)       ($1.60)       $0.03
                ============= ============ ============= ============
Earnings per
 common share --
 diluted              ($0.76)      ($0.15)       ($1.60)       $0.03
                ============= ============ ============= ============

                         OTHER OPERATING DATA

                   Domestic Franchised Restaurants
                   -------------------------------

                    Three Months Ended        Twelve Months Ended
                -------------------------- --------------------------
                  Dec. 31,      Dec. 31,     Dec. 31,      Dec. 31,
                    2003          2002         2003          2002
                ------------- ------------ ------------- ------------
Restaurants
 opened:
   Domestic --
  New                      1            2             2            8
  Re-openings              2            3             5            9
                ------------- ------------ ------------- ------------
   Total
    domestic
    openings               3            5             7           17
Domestic
 closings                 24           12            95           43
                ------------- ------------ ------------- ------------
Operating
 domestic
 restaurants at
 end of year             502          591           539          591
                ============= ============ ============= ============
Average weekly
 sales for
 domestic
 franchised
 restaurants          $9,823      $10,452       $10,199      $11,143
                ------------- ------------ ------------- ------------
Change in same
 store sales for
 domestic
 franchised
 restaurants            -8.8%        -8.0%        -10.9%        -5.9%
                ------------- ------------ ------------- ------------

          Supplemental Restaurant Operations Information --
            Performance of Long-term Portfolio Restaurants
          -------------------------------------------------

The following table is presented for the Schlotzsky's restaurants in the Company's long-term portfolio for the 12 months ended Dec. 31, 2003. As of Dec. 31, 2003, this restaurant group included 10 restaurants in the Austin area, two in the Houston area, two in College Station, Texas, and one in suburban Atlanta, Ga. This group includes 15 freestanding restaurants and one shopping center end cap restaurant. In accordance with our internal management reporting practices for consistent comparisons, line item categories have been expanded and percentages are calculated based on gross sales, instead of net sales as used elsewhere in this report. Facility costs vary by restaurant because some facilities are rented and some are owned. The table provides the average percentage results for each line item for the 11 Schlotzsky's restaurants in the long-term portfolio group as a whole, as well as the best and worst percentage performance for each line item for any restaurant in the group.


                Three Months                   Best         Worst
                    Ended     Percentage of Percentage    Percentage
                Dec. 31, 2003  Gross Sales  Performance   Performance
                                                (a)           (a)
               (in thousands,
                   unaudited)

Gross sales           $3,717        100.0%
Less-discounts           130          3.5%          2.8%         4.4%
                -------------
Net sales              3,587         96.5%         97.2%        95.6%

Cost of sales            973         26.2%         25.2%        27.2%

Personnel and
 benefits:
Crew costs               790         21.3%         19.1%        23.7%
Management costs         416         11.2%          8.4%        16.0%

Operating
 expenses:
Advertising              189          5.1%          3.9%         5.8%
Controllable
 expenses                262          7.1%          5.8%         9.6%
                -------------
Operating income
 before facility
 costs, and
 depreciation
 and
 amortization            957         25.8%         31.4%        17.4%
Facility costs           187          5.0%          1.2%         9.3%
                -------------
Operating income
 before
 depreciation
 and
 amortization           $770         20.7%         30.2%         8.0%
                =============

(a) Represents the actual best and worst percentage performance for a restaurant in the group.

Note: 4th Qtr 2003 reflects 14 weeks of operations compared to our usual quarter that is 13 weeks.


    CONTACT: Schlotzsky's Inc., Austin
             Jessica Furlow, 512-236-3644